UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ESSENSE WATER, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       2080              27-0265042
      ------                       ----              ----------
 (State or Other           (Primary Standard       (IRS Employer
  Jurisdiction of              Industrial          Identification
 Incorporation or            Classification            Number)
   Organization)                 Number)

                               4327 S Pittsburg
                          Spokane, Washington 99203
                       (509)995-2433/(509)448-4956 FAX
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Mr. Jeffrey Nichols, Esq
                              811 6th Avenue
                           Lewiston, Idaho 83501
                      (415)314-9088/(800)219-4345 FAX
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

-----------------------------------------------------------------------------
Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ?

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

  Large accelerated filer  [ ]              Accelerated Filer         [ ]
  Non-accelerated filer    [ ]              Smaller reporting company [X]

                      CALCULATION OF REGISTRATION FEE

Title of Each                  Proposed         Proposed
Class of                       Maximum          Maximum          Amount of
Securities to    Amount to be  Offering Price   Aggregate     Registration
be Registered    Registered    Per Unit         Offering Price      Fee
-------------    ----------    ------------     -------------    ---------
Common Stock par
Value $.0001
per share          8,000,000      $0.025           $200,000           $22.92
Common Stock par
Value $.0001
per share          1,260,000      $0.025           $ 31,500           $ 3.61
TOTAL              9,260,000      $0.025           $231,500           $26.53
-----------
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale by the selling stockholders of the Registrant of up to 1,260,000 shares of common stock, $0.0001 par value per share (the "Common Stock").

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price for the selling shareholders has been determined by the price of the shares concurrently being offered for sale by the Company. The price of $0.025 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION DATED APRIL ___, 2012

                 PRELIMINARY PROSPECTUS ESSENSE WATER, INC.

8,000,000 SHARES OF COMMON STOCK             1,260,000 SHARES OF COMMON STOCK
OFFERRED BY ESSENSE WATER, INC.              OFFERRED BY SELLING STOCKHOLDERS

This Prospectus relates to both (i) a public offering of our common stock, in which we are offering a maximum of 8,000,000 shares of common stock, and (ii) the resale by certain selling stockholders of Essense Water, Inc. of up to 1,260,000 shares of common stock held by selling stockholders of Essense Water, Inc.

We are offering for sale 8,000,000 shares of common stock at a fixed price of $0.025 per share. There is no minimum number of shares that must be sold by us for the Offering to proceed. We will retain the proceeds from the sale of any of shares being offered by the Company. The Offering is being conducted on a self-underwritten, best efforts basis, which means management, will be selling the shares. This Prospectus will permit our President, Kevin Nichols, to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Nichols will sell the shares being offered by the Company and intends to offer them to family members, friends, and business acquaintances. In this Offering of the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.025 per share for a period of 12 months from the effective date of this Prospectus.

In the resale by certain selling stockholders, the selling stockholders will be offering their shares of our common stock at a fixed price of $0.025 per share until such time as our shares are quoted on the OTC Bulletin Board (if ever so quoted), and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

All funds that we raise from our offering of 8,000,000 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of shares of common stock in an escrow, trust, or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS. NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANYONE'S INVESTMENT IN THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS IS ________________, 2012

                               TABLE OF CONTENTS

                                                                   Page
Prospectus Summary                                                   3
Risk Factors                                                         6
Risk Factors Relating to Our Business                                6
Risk Factors Relating to Our Common Stock                           12
Use of Proceeds                                                     15
Determination of Offering Price                                     17
Selling Stockholders                                                17
Dilution                                                            19
Plan of Distribution                                                20
Description of Securities                                           26
Interests of Named Experts and Counsel                              27
Experts                                                             27
Description of Business                                             27
Description of Property                                             33
Legal Proceedings                                                   33
Market for Common Equity and Related Stockholder Matters            33
Management's Discussion and Analysis of Financial
   Condition and Results of Operations                              33
Changes In and Disagreements with Accountants on
   Accounting and Financial Disclosure                              36
Directors, Executive Officers, Promoters and Control Persons        37
Executive Compensation                                              40
Security Ownership of Certain Beneficial Owners and Management      41
Certain Relationships and Related Party Transactions                42
Where You Can Find More Information                                 42
Disclosure of Commission Position on Indemnification
   for Securities Act Liabilities                                   43
Index to Financial Statements                                      F-1
Financial Statements                                     F-2 thru F-16
Other Expenses of Issuance and Distribution                       II-1
Indemnification of Directors and Officers                         II-1
Recent Sales of Unregistered Securities                           II-1
Exhibits                                                          II-2
Undertakings                                                      II-2
Signatures                                                        II-4

This Prospectus must be read carefully. It describes and sets forth our business, financial condition, and results of operations. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You should not rely on any unauthorized information. This Prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this Prospectus is current as of the date on the cover. You should rely only on the information contained in this Prospectus.

                              PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," THE "COMPANY," AND "ESSENSE" REFERS TO ESSENSE WATER, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                              ESSENSE WATER, INC.

We are a development-stage company that intends to develop, market, and distribute a consumer water-based beverage. This beverage will most likely include ingredients that may provide additional benefit to the user beyond those derived from just water. The Company's beverages will be targeted to the growing category of functional beverage consumers who may be looking to get more from their bottled beverage than just plain water.

Essense Water, Inc. was incorporated in Nevada on January 29, 2009. We intend to use the net proceeds from this offering to further develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have yet to produce any operating revenue and have limited operating history. Our principal executive offices are located at 4327 S Pittsburg St., Spokane, WA 99203.Our phone number is (509)994-2433.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (January 29, 2009) through February 29, 2012, report no revenues and a net loss of $29,284. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a "going concern."

We had previously offered our shares for sale by way of a similar Form S-1 Offering (which became effective June 9, 2010) and concurrently became a reporting issuer under the Securities Exchange Act of 1934, as amended. We believe that our doing so provides us with greater access to capital, that we will become better known, and be better able to obtain financing in the future.

In its previous S-1 Offering, the Company was unsuccessful in raising its "minimum" amount of funding as set forth within the Prospectus and, as a result, decided to cancel the offering. The minimum amount of funding in that offering was set at $20,000, while the maximum offering amount was $200,000.

The Company expects that its revenues will come from the sale of its water-based beverage(s) and we anticipate that our operations will begin to generate revenue approximately 6 to 12 months following the date of this Prospectus. There is no guarantee that we will ever generate revenues and we have been surviving solely by cash advances that have been provided as needed by our Founder, Kevin Nichols. There is and has been no agreement in place for him to continue providing this funding.

We are a development stage company with only limited operations to date. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your entire investment. Our independent registered public accountants have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a "going concern." Since there is no minimum amount of shares that must be sold by the Company, it is possible that we may receive no proceeds or only very minimal proceeds from the offering and potential investors may end up holding shares in a Company that:

   - has not received enough proceeds from the Offering to begin operations;
        and
   - has no market for its shares.

There has been no market for our securities and a public market may never develop. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of this registration statement relating to this Prospectus, the Company hopes to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.

The Company has no plan, agreement, arrangement, or understanding to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

                                THE OFFERING

The Issuer:          Essene Water, Inc.

Securities Being     8,000,000 shares of common stock being offered by
Offerred:            the Company and 1,260,000 shares of common stock being
                     offered by Selling Stockholders

Price per Share      $0.025

Common stock
Outstanding before
the Offering         12,000,000 shares

Common stock
Outstanding after
the Offering         20,000,000 shares

Duration of the
Offering             12 months

Net Proceeds:        If 25% of the shares are sold          $ 50,000
                     If 50% of the shares are sold          $100,000
                     If 75% of the shares are sold          $150,000
                     If 100% of the shares are sold         $200,000

Securities Issued    There are 12,000,000 shares of our common stock issued
and Outstanding      and outstanding as of the date of this Prospectus.

Use of Proceeds     We intend to use the net proceeds from the sale of our
                    8,000,000 (after deducting estimated offering expenses payable by us) for professional fees, general business development including trademark, packaging design, and bottling, marketing and promotion, and administration expenses. See "Use of Proceeds" on page 15 for more information.

                    We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 1,260,000 shares of common stock under this Prospectus.

Registration Costs: We estimate our total offering registration costs to be
                    Approximately $4,000.

Risk Factors:       See "Risk Factors" and the other information in this
                    Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 29, 2009 (Inception) to our most recent fiscal year end of August 31, 2011, and our unaudited financial statements through the most recent six months ended February 29, 2012. As of February 29, 2012, our current cash balance was $1,932

FINANCIAL SUMMARY

                                                                   August 31,
                                                                      2011

Cash and Deposits                                                  $     157
Total Assets                                                       $     157
Total Liabilities                                                  $  23,002
Total Stockholders' Equity (Deficit)                               $ (22,845)


                                                                   Inception
                                                                  to February
                                                                    29, 2012
Statement of Operations
   Total Expenses                                                  $  29,352
   Net Loss for the Period                                         $  29,352

                                                                  February 29
                                                                      2012
Financial Summary (Unaudited)
Cash and Deposits                                                  $   1,932
Total Assets                                                       $   1,932
Total Liabilities                                                  $  29,284
Total Stockholders' Equity (Deficit)                               $ (27,352)

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are considered "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions, or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                 RISK FACTORS

Investing in our common stock is speculative and involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this Prospectus.

                        RISKS RELATING TO OUR BUSINESS

WE CURRENTLY LACK A FULLY DEVELOPED/BOTTLED DRINK PRODUCT.

While the Company has spent considerable time in the formulation and test tasting of potential drink formulas, we have not yet formally adopted a "final" prescribed formula for the drink product upon which we intend to actually bottle, market, and sell. There can be no assurance whatsoever that we will ever successfully develop and formulate a successful product upon which our business plan is based.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We are a development stage company with a limited operating history upon which an evaluation of management's performance and our future prospects can be made. Our business plan involves operations in a highly competitive industry with few barriers to entry and our working capital, including the funds available to market our product once it has been developed, is and will be limited. There are no assurances whatsoever that we will ever successfully implement our business plan, generate any significant revenues, achieve profitability, or positive cash flow from operating activities.

In addition, the Company is subject to the ongoing reporting requirements of the Securities Exchange Act of 1934 with respect to quarterly, annual, and other reports to be filed with the SEC. These reporting obligations require us to spend significant amounts on audit and other professional fees. Because of our limited capital resources we may be unable to meet our working capital requirements which would have a material adverse effect on our business, financial condition, and results of operations.

We are subject to all the risks inherent in a "start-up" enterprise. Our prospects must be considered in light of the numerous risks, expenses, delays, problems, and difficulties frequently encountered in the establishment of any new business.

WE HAVE INCURRED LOSSES IN PRIOR PERIODS AND MAY INCUR LOSSES IN THE FUTURE.

We have incurred a net loss of $29,352 for the period from inception through February 29, 2012. We cannot assure anyone that the Company can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us and your investment.

OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN THE BEVERAGE INDUSTRY AND HAS NEVER LED A COMPANY FROM INCEPTION THROUGH OPERATIONS.

Mr. Nichols has no experience within the beverage industry and has never led a company, such as Essense or any other, from its inception through a successful level of operations. With no direct training or experience in these areas, management may not be fully aware of the specific requirements related to working within this industry

We will be relying heavily on his general business experience to establish an effective business strategy for our future operations.

As a result, management's decisions and choices may not take into account standard business or managerial approaches that typical beverage or other such development-stage companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of industry experience in this industry and the overseeing the successful start-up and completion of a company's business plan such as Essense.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

We have incurred losses as a result of our development stage expenses and our lack of any revenue to date. Accordingly, and as a result, we have received a report from our independent auditors that includes an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern. This may negatively impact our ability to obtain additional funding or funding on terms attractive to us and may negatively impact the market price of our stock.

THE BEVERAGE INDUSTRY IS HIGHLY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GROWING OUR BUSINESS AND ACHIEVING OUR OBJECTIVES.

The beverage industry is highly competitive. We will be competing with numerous companies, most of which have substantially greater experience, financial, and operational resources and staffs. Accordingly, there will be a high degree of direct competition with our product(s). We cannot predict if we will succeed in generating sufficient revenue and profits to grow our business and achieve our objectives.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY ANY DOWNTURN IN THE U.S. ECONOMY AND OTHER MARKET FACTORS OUTSIDE OF OUR CONTROL.

Our business plan and success will be dependent on discretionary consumer spending. A significant downturn in the national economy, heightened inflation, and prolonged economic weakness in the spending of discretionary funds, could adversely affect our business, financial condition, and results of operations. Any reductions in consumer spending may adversely affect our business. In such an environment, our business, financial condition, and results of operations could be materially and adversely affected.

WE MAY NOT SUCCEED IN ESTABLISHING OUR PRODUCT AND BRAND NAME, WHICH COULD PREVENT US FROM ACQUIRING CUSTOMERS AND INCREASING OUR REVENUES.

A significant element of our business strategy is to build market share by developing our product and promote it as a better alternative to plain bottled water and establish our brand name or trademark. Although we have filed for a trademark of the name "Essense Water" we have not yet received final approval for it, nor does the Company have any other intellectual property. If we cannot develop and establish our brand identity through a trademark, we may fail to build a critical mass of customers required to substantially increase our revenues. Promoting and positioning our brand in the marketplace will depend largely on the success of our product development and related sales and marketing efforts, coupled with our ability to provide a consistent, high-quality product. To promote our brand, we expect that we will incur substantial expenses related to advertising and other marketing efforts. If our brand promotion activities fail, our ability to attract new customers and maintain our customer relationships will be adversely affected, and, as a result, our financial condition and results of operations will suffer. If we fail to develop and register a trademark it may hurt our efforts to build brand identity.

CHANGE IN CONSUMER PREFERENCES MAY LIMIT DEMAND FOR OUR PRODUCT.

Our success will depend, in part, upon our ability to develop and introduce a different and innovative beverage that appeals to consumers. We must also be competitive in the areas of quality and health. There is no assurance that consumers will ever purchase our product. Additionally, our product will be considered a premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for our beverage brand and/or product and/or packages may be limited to a few years before consumer preferences change. The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets.

WE WILL RELY ON THIRD-PARTY BOTTLERS TO MANUFACTURE OUR PRODUCTS. IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN GOOD RELATIONSHIPS WITH OUR BOTTLERS, AND/OR THEIR ABILITY TO MANUFACTURE OUR PRODUCTS BECOMES CONSTRAINED OR UNAVAILABLE TO US, OUR BUSINESS COULD SUFFER.

We do not intend to directly manufacture our product ourselves, but instead we will be looking to outsource such manufacturing to third-party bottlers and other such contract packers. Although we expect such production arrangements to be generally of short duration, or terminable upon request, in the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period.

INCREASES IN COST OR SHORTAGES OF RAW MATERIALS COULD HARM OUR BUSINESS.

The principal raw materials that will be used by us are most likely to be those used in our bottle/containers, flavoring(s), and sweetener(s), the costs and availability of which are and will be subject to fluctuations caused by supply and demand forces influenced by, among other factors, cost of energy, availability of such materials and ingredients, weather, changing consumer tastes for certain of our ingredients and seasonal availability of the various items. We are uncertain whether the prices of any of the above or any other raw materials or ingredients will rise in the future and whether we will be able to pass any of such increases on to our customers.

IF WE ARE UNABLE TO AVOID SIGNIFICANT EXPOSURE TO PRODUCT LIABILITY CLAIMS, OUR BUSINESS COULD BE HARMED.

We may potentially be exposed to product liability and other such claims in the event that our products, or the use of our products, are alleged to have resulted in adverse effects. While we will endeavor to take all reasonable precautions, we may not avoid significant product liability exposure. We do not currently maintain product liability insurance, and there is no guarantee that we will have coverage in the future sufficient to alleviate this risk. If we are sued for any harmful effects that may have been caused by our products, or any products we have used therein, we could suffer a significant financial loss.

WE LACK CONTRACTS WITH POTENTIAL VENDORS AND DISTRIBUTORS. THERE CAN BE NO ASSURANCE THAT WE WILL SUCCESSFULLY ESTABLISH OR MAINTAIN ANY CONTRACTS TO BUY OR SELL OUR PRODUCTS IN THE FUTURE.

The beverage industry is predominantly an industry with several dominant companies with existing brands. As such, there is and will be significant competition for the limited space available on store shelves from which to sell our products. Additionally, we do not have contracts in place with any vendors to buy and/or sell our products. Also, due to our small size and limited potential volume in the near term, our larger and existing competitors may be able to obtain price advantages due to larger volume of sales in the same products.

WE HAVE GENERATED NO OPERATING REVENUES FROM OUR BUSINESS AND WE MAY NEED TO RAISE ADDITIONAL FUNDS IN THE NEAR FUTURE. IF WE ARE UNABLE TO DO SO, WE MIGHT BE FORCED TO DISCONTINUE OUR OPERATIONS.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the results of our product development, including its bottling and packaging, sales activities, and various market conditions. The net proceeds from this offering, together with our projected revenue and cash flow from future operations, if any, may not be sufficient to fund our working capital and other capital requirements in the future. If this is indeed the case, we will require additional capital to conduct our business activities. Based on current and expected operations, we anticipate that we will require approximately $200,000 to fully fund our operations over the next 12 to 24 months and allow us to implement our full business plan. There can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our planned expansion and/or otherwise materially reduce operations. Even if such funds are available, there can be no assurance that our business will be successfully developed or received. If we are to sell additional shares, such sale may result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on any future debts, and thus jeopardize our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and meet our business objectives, which might result in the loss of some or all of your investment in our common stock.

WE WILL BE DEPENDENT UPON OUR TRADEMARKS AND PROPRIETARY RIGHTS, AND ANY FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR ANY CLAIMS THAT WE ARE INFRINGING UPON THE RIGHTS OF OTHERS MAY ADVERSELY AFFECT OUR COMPETITIVE POSITION.

Our success will depend, in large part, on our ability to develop and protect our brand and products and to defend our intellectual property rights thereto. We cannot be sure that trademarks will be issued with respect to any future trademark applications or that our competitors will not challenge, invalidate, or circumvent any future trademarks issued to, or licensed by, us.

THE BOTTLED WATER INDUSTRY IS REGULATED AT BOTH THE STATE AND FEDERAL LEVEL.

If we are unable to comply with applicable regulations and standards in any jurisdiction, we might not be able to sell our products in that jurisdiction, and our business could be seriously harmed.

The United States Food and Drug Administration ("FDA") regulates bottled waters as a food. Our bottled water product must meet FDA requirements of safety for human consumption, labeling, processing, and distribution under sanitary conditions and production in accordance with the FDA "good manufacturing practices." In addition, all drinking water products must meet Environmental Protection Agency standards established under the Safe Drinking Water Act for mineral and chemical concentration and drinking water quality and treatment which are enforced by the FDA. We also must meet state regulations in a variety of areas. These regulations set standards for approved water sources and the information that must be provided and the basis on which any therapeutic claims for water may be made. Failure to comply with such laws and regulations could result in fines against us, a temporary shutdown of production, recalls of product, loss of certification to market the product or, even in the absence of governmental action, loss of revenue as a result of adverse market reaction to negative publicity. Any such event could have a material adverse effect on our business. We cannot assure you that we have been or will at all times be in compliance with all regulatory requirements or that we will not incur material costs or liabilities in connection with regulatory requirements.

Our products will also be subject to Federal Food, Drug and Cosmetic Act, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of such products.

WE ARE DEPENDENT ON KEY PERSONNEL TO OPERATE AND GROW OUR BUSINESS.

Our success will be largely dependent upon the efforts of our sole officer and director, Kevin Nichols. We do not currently have an employment agreement with Mr. Nichols. The loss of the services of this individual could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individual in the future. In addition, our future success is dependent on our ability to attract, train, retain, and motivate high-quality personnel.

OUR SOLE OFFICER AND DIRECTOR HAS BEEN INVOLVED WITH OTHER SEC REPORTING COMPANIES.

Kevin Nichols was the founder of eight SEC reporting companies during early 2000 through late 2002. Each was a "blank check" company, which is defined by the SEC as "a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, other entity, or person." The original intent with each of these was to seek a business merger with or an acquisition of another company, but only two of the eight were ever successful in moving beyond blank check status.

The six remaining blank check companies were dissolved in 2002. With respect to the other two companies, Mr. Nichols resigned at the time of the mergers and has had no involvement with either of them since that time. He retains no management, has no controlling shareholder, or other position in either of these two companies.

Each of these eight companies was, for certain periods of time, delinquent in their timely filing of various required reports with the SEC. Seven of the companies subsequently filed their Form 15-12G to suspend their reporting requirements, but one of the "merged" companies has never filed such Form 15-12G and has thus been delinquent since 2002 in their SEC filings. For more specific information with respect to these companies, please see Page 33 under the heading Directors, Executive Officers, Promoters, and Control Persons.

Although Mr. Nichols is no longer involved with any of these companies, there is risk that such past business efforts, their lack of success, and the fact that each became delinquent in their ongoing reporting requirements with the SEC may limit or hinder the Company's ability to raise capital pursuant to this offering.

            RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING

THIS OFFERING HAS NO MINIMUM OFFERING AMOUNT AND WE MAY RAISE LESS THAN THE $200,000 MAXIMUM OFFERING AMOUNT. OUR RAISING LESS THAN THE FULL AMOUNT MAY LIMIT OUR ABILITY TO FULLY IMPLEMENT OUR BUSINESS PLAN.

We will be selling the Shares on a "best efforts" basis. Funds received by us from this offering will be reduced to the extent that less than all the shares offered hereby are sold. All funds received from this offering will be immediately made available to and for use by the Company.

Sale of less than the maximum number of Shares may require the Company to seek out additional sources of capital, such as through a private equity placement(s), debt, or some combination of both. We presently have no such other possibilities in mind or available to us.

Receipt of less than maximum proceeds may limit and have an adverse effect on our ability to implement our business plan.

NO PUBLIC TRADING MARKET CURRENTLY EXISTS FOR OUR SHARES OF COMMON STOCK, WHICH MAKES IT DIFFICULT FOR ANY STOCKHOLDER TO SELL THEIR SHARES.

Our shares of common stock are not currently publicly traded. We intend in the near term to apply for listing of our common stock on the Over-the-Counter Bulletin Board ("OTC Bulletin Board"). Although we will be applying to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted, or that an active public market will develop or be sustainable for our common stock. Additionally, there can be no assurance that any broker will be interested in trading our stock.

Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. You may have no more liquidity in your shares of common stock even if we are successful in the future in our being listed on the OTC Bulletin Board.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES, WHICH MAY MAKE IT MORE DIFFICULT FOR OUR STOCKHOLDERS TO SELL THEIR COMMON STOCK.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

OUR SOLE OFFICER AND DIRECTOR MAINTAINS A CONTROLLING INTEREST IN OUR COMPANY. HE MAY BE ABLE TO CONTROL OR INFLUENCE CERTAIN CORPORATE ACTIONS WITHOUT APPROVAL BY OTHER STOCKHOLDERS.

As of February 29, 2012, our President and Chairman, Kevin Nichols beneficially owns 98% of our outstanding common stock, and after selling all of the shares provided within this offering, he will maintain control of 59% of the outstanding shares. As a result, he may be able to control or substantially influence the outcome of matters requiring approval by the stockholders of the Company, including the election of directors and approval of significant corporate transactions.

WE HAVE NEVER PAID DIVIDENDS AND HAVE NO PLANS TO DO SO IN THE FUTURE.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See "Dividend Policy."

THE COMPANY MAY NOT RAISE SUFFICIENT FUNDS FROM THIS OFFERING TO FULLY OR SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN.

If we are unable to raise the maximum funds from this offering, there is considerable risk that we will not be able to implement our business plan to the degree set forth herein.

THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS' EQUITY.

The Company has 75,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and only 20,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in a separate escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE ARE SUBJECT TO CORPORATE GOVERNANCE AND INTERNAL CONTROL REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS, COULD ADVERSELY AFFECT OUR BUSINESS.

We are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business. We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. The financial cost of compliance with these laws, rules, and regulations is expected to be substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company's shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this Prospectus and all of its exhibits carefully and consult with their attorney, business, and/or investment advisor.

                                 USE OF PROCEEDS

Our offering of 8,000,000 shares of common stock is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price is $0.025 per share. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

We are not receiving any proceeds from the sale of the 1,260,000 shares of common stock being resold by selling shareholders of the Company.

                                   If 25% of  If 50% of  If 75%    If 100% of
                                    Shares     Shares     Shares    Shares
                                     Sold       Sold       Sold      Sold
                                     ----       ----       ----      ----
GROSS PROCEEDS                     $ 50,000   $100,000   $150,000  $200,000

Less: Repay Founder for Cash
      Advances (1)                   20,000     20,000     20,000    20,000
                                     ------     ------     ------    ------
NET PROCEEDS                         30,000     80,000    130,000   180,000

Less: Offering Expenses
   Preparation, Filing, Copies          500        500        500       500
   Accounting and Legal               2,000      2,000      2,000     2,000
   Transfer Agent                     1,500      1,500      1,500     1,500
                                     ------     ------     ------    ------
   TOTAL                              4,000      4,000      4,000     4,000

Less: Administrative Costs
   Office Supplies and Services       1,000      4,000      6,000     8,000
   Accounting and Legal              10,000     10,000     10,000    10,000
                                     ------     ------     ------    ------
   TOTAL                             11,000     14,000     16,000    18,000

Less: Product Development
   Drink Testing/Formulation          3,000      6,000     10,000    12,000
   Name/Label/Packaging Design        5,000     10,000     15,000    18,000
   Trademark                          1,000      2,000      3,000     3,000
                                     ------     ------     ------    ------
   TOTAL                              9,000     18,000     28,000    33,000

Less: Marketing and Advertising
   Product Promotion                  3,000      8,000     12,000    15,000
   Targeted Advertising               1,500      4,000      6,000     8,000
   Web Design/E-commerce              1,500      8,000     12,000    15,000
                                     ------     ------     ------    ------
   TOTAL                              6,000     20,000     30,000    38,000

Working Capital                           0     24,000     52,000    87,000
                                     ------     ------     ------    ------

TOTALS                             $ 50,000   $100,000   $150,000  $200,000

(1) The Company will reimburse its Founder from the proceeds of this offering for a portion of the amount he has previously advanced/loaned to the Company. As of February 29, 2012, he has advanced to the Company (and is owed by the Company) a total of $26,659.

The preceding figures set forth above represent only estimated costs. All proceeds will be deposited into our corporate bank account and any funds that we raise from our offering of 8,000,000 shares will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of shares into an escrow, trust, or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

Kevin Nichols, our sole officer/director, has been and is willing to provide funds needed to cover our limited operations until such time as this offering has been completed, including an amount sufficient to cover the existing shortfall between cash on hand and the accrued liabilities (payables) of approximately $2,625 showing on our February 29, 2012 financial statements. Mr. Nichols has agreed that any funds advanced by him will be non-interest bearing and payable upon demand. A portion of the Company's liability to Mr. Nichols for these funds advanced by him will be repaid from the proceeds of this Offering in an amount up to $20,000. See also Note (1) above.

                       DETERMINATION OF OFFERING PRICE

The price of the 8,000,000 shares being offered has been determined arbitrarily by the Company. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 1,260,000 common shares being offered for sale by the selling stockholders, the shares of which may be offered and sold from time to time by the selling stockholders. The selling stockholders will sell their shares at $0.025 per share until the Company's shares are quoted on the OTCBB, if at all, and thereafter at prevailing market prices or privately negotiated prices. This price too was arbitrarily determined by the Company.

                           SELLING STOCKHOLDERS

The common shares being offered for resale by the thirty-three (33) selling stockholders consist of 1,260,000 of our common stock, $0.0001 par value per share. The following table sets forth the shares beneficially owned, as of February 29, 2012, by the selling stockholders prior to the Offering by existing stockholders contemplated by this Prospectus, the number of shares each selling stockholder is offering by this Prospectus, and the number of shares that each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 12,000,000 shares of our common stock issued and outstanding as of February 29, 2012. We do not have any outstanding options or warrants convertible into shares of our common stock.

                                    Total Shares
                                       To Be                       Percentage
                                      Offerred                      of the
                        Shares        for the        Shares         Shares
                         Owned        Security        Owned          Owned
                       Before the     Holder's      After the      After the
Name                    Offering       Account       Offering       Offering

Kevin  Nichols (1)    11,740,000     1,000,000      10,740,000         54%
John Brandt                5,000         5,000               0          0%

John W. Brandt             5,000         5,000               0          0%
Nancy Brandt               5,000         5,000               0          0%
Donald Brigham             5,000         5,000               0          0%
Brad Cuddy                 5,000         5,000               0          0%
Steve Cuddy                5,000         5,000               0          0%
Amy Drechsel              10,000        10,000               0          0%
Ben Drechsel              10,000        10,000               0          0%
Gary Drechsel             10,000        10,000               0          0%
Matthew Drechsel          10,000        10,000               0          0%
Brandon Graves            10,000        10,000               0          0%
Donna Graves               5,000         5,000               0          0%
Marcia Graves              5,000         5,000               0          0%
Michael Graves             5,000         5,000               0          0%
Shoni Graves              10,000        10,000               0          0%
Bruce Imel                 5,000         5,000               0          0%
Wanda Keefer               5,000         5,000               0          0%
Carlos Martinez            5,000         5,000               0          0%
Melanie Martinez           5,000         5,000               0          0%
Diane Mitchell            15,000        15,000               0          0%
William Mitchell          15,000        15,000               0          0%
Julie Natale              10,000        10,000               0          0%
Karen Nichols (2)         15,000        15,000               0          0%
Rachel Nichols (3)        15,000        15,000               0          0%
Zachery Nichols (3)       15,000        15,000               0          0%
Frank Pfefferkorn          5,000         5,000               0          0%
Patsy Pfefferkorn          5,000         5,000               0          0%
Rolly Philips             10,000        10,000               0          0%
Jacquie Richel             5,000         5,000               0          0%
Esther Spataro             5,000         5,000               0          0%
Mark Sweeney               5,000         5,000               0          0%
Bryan Trenary              5,000         5,000               0          0%
                           -----         -----               -          --

TOTAL                 12,000,000     1,260,000      10,740,000         54%
                      ==========     =========      ==========         ===

   (1) Kevin Nichols acquired his 12,000,000 common shares at the inception of the Company for total cash consideration of $2,000.
   (2) Karen Nichols is the sister of Kevin Nichols.
   (3) Rachel and Zachery Nichols are the daughter and son, respectively, of Kevin Nichols.

Note: All of the above-listed shareholders are the friends and family of our founder who each were offered and accepted a "gift" of their shares of common stock in the Company from those owned by Kevin Nichols.

None of the selling stockholders has a relationship with us to note (other than those specifically referenced in (2) and (3) above) other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this Prospectus.

                                  DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the Company's sole officer and director for his common shares of equity He paid only $0.00017 per share, which is $0.02499 per share less than the share price being set forth in this Offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 29, 2012, the net tangible book value of our shares of common stock was $(27,352) or approximately $(0.0023) per share based upon the 12,000,000 shares outstanding.

If the maximum shares in this Offering are sold, we will receive net proceeds of $181,000 (after repaying a portion of the founder's advances of $15,000 and offering expenses of $4,000) and our net tangible book value will be $168,648. The 20,000,000 shares then outstanding will have a book value of $0.01 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. As a result, you will incur an immediate dilution of $0.015 per share.

After completion of this Offering, purchasers of the shares being offered by the Company will collectively own approximately 40% of the total number of shares then outstanding shares for which these purchasers will have made cash investments in the aggregate of $200,000, or $0.025 per share. Our existing shareholders will own approximately 60% of the total number of shares then outstanding, for which they will have made a contribution of $2,000 in cash, or approximately $.0002 per share.

Existing Stockholders if all the Shares are Sold

Price per share                                                $     0.0001
Net tangible book value per share before Offering                   (0.0023)
Potential gain to existing shareholders                        $    200,000
Net tangible book value per share after offering               $        .01
Increase to present stockholders in net tangible
   book value per share after offering                         $        .01

Capital contributions                                          $          0
Number of shares outstanding before the offering                 12,000,000
Number of shares after offering held by
   existing stockholders                                         12,000,000
Percentage of ownership after offering                                  54%

Purchasers of Shares in this Offering if all Shares Sold

Price per share                                                $      0.025
Dilution per share                                             $      0.015
Capital contributions                                          $    200,000
Percentage of capital contributions                                    100%
Number of shares after offering held by
   public investors                                               8,000,000
Percentage of ownership after Offering                                  40%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share                                                $      0.025
Dilution per share                                             $      0.019
Capital contributions                                          $    100,000
Percentage of capital contributions                                    100%
Number of shares after offering held by
   public investors                                               4,000,000
Percentage of ownership after Offering                                  25%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share                                                $      0.025
Dilution per share                                             $      0.022
Capital contributions                                          $     50,000
Percentage of capital contributions                                    100%
Number of shares after offering held by
   public investors                                               2,000,000
Percentage of ownership after Offering                                  14%

                            PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Offering of 8,000,000 Common Shares

Essense Water, Inc. has 12,000,000 common shares of common stock issued and outstanding as of the date of this Prospectus. The Company is registering an additional 8,000,000 shares of its common stock for sale at the price of $0.025 per share. There is no arrangement to address the possible effect of this Offering on the price of the stock.

In connection with the Company's selling efforts in this Offering our President, Kevin Nichols, will not register as a broker-dealer pursuant to
Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Nichols is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Nichols will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Nichols is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Nichols will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Nichols will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Essense Water, Inc. will receive all proceeds from the sale of the 8,000,000 shares being offered by way of this Prospectus. The price per share is fixed at $0.025 for the duration of this Offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents, or anyone who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this Prospectus will be sold at a fixed price of $0.025 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Essense Water, Inc. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules, and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Essense Water, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 1,260,000 Shares by the Selling Stockholders

As of the date of this Prospectus, there is no market for our securities. After the date of this Prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of $0.025 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions, or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this Prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

   - privately negotiated transactions;

   - market sales (both long and short to the extent permitted under the federal securities laws);

   - at the market to or through market makers or into an existing market for the shares;

   - through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

   - a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, done, or other transferee, we will amend this Prospectus and the registration statement of which this Prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee, or other transferee in place of the selling stockholder who has transferred his, her, or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders, if any, may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $0.025. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a "post effective" amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing, and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price;
(iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this Prospectus in connection with any sales of the common stock offered by this Prospectus.

Offering Period and Expiration Date

The Offering of the shares being sold by the Company will start on the date of this Prospectus and continue for a period of up to 12 months.

Procedures for Subscribing

If you decide to subscribe for any shares being sold by the Company in this Offering, you must

1. execute and deliver a subscription agreement; and
2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Essense Water, Inc.

Right to Reject Subscriptions

The Company has the right to accept or reject any and all subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by the Company to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 72 hours after they are received.

                          DESCRIPTION OF SECURITIES

We have issued and outstanding 12,000,000 shares of our common stock as of February 29, 2012.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock, par value $0.0001 per share.

Holders of the common stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore and, in the event of liquidation, dissolution, or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Holders of the Company's common stock have no pre-emptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is subsequently approved and issued. The common stock currently outstanding is, and the common stock offered by the Company hereby will, when issued, be validly issued, fully paid and non-assessable.

Preferred Stock

The Company has not authorized any preferred stock

Board of Directors

The Board of Directors of the Company consists of one member, Kevin Nichols. The term of office of any director expires at each annual meeting of stockholders or until his successor is elected.

Transfer Agent

The Company has yet to appoint a Transfer Agent, but will do so when, and as may be required in the furtherance of the business plan.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Essense Water, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

The financial statements for the period from inception (January 29, 2009) to the fiscal year end of August 31, 2011 included in this Prospectus have been audited by Seale & Beers, CPAs, an independent registered public accounting firm, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a "going concern" and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The legality of the securities offered hereby has been passed upon for the Company by Mr. Jeffrey Nichols, 811 6th Avenue, Lewiston, ID. As of the date of this prospectus, Jeffrey Nichols holds no Company securities.

                             DESCRIPTION OF BUSINESS
Background

Essense Water, Inc. was incorporated in the State of Nevada on January 29, 2009. Our office is presently located at 4327 S Pittsburg St., Spokane, WA 99203. Our website, which has not yet been developed, will be www.essensewater.com. The information that will be contained on our website does not form a part of this registration statement of which this Prospectus is a part.

We are a development stage company seeking to develop, market, and distribute a beverage product that will be positioned as a "better for you than just plain water" type of drink. It will be targeted to a growing category of "new age/functional" beverage consumers. "New Age/Functional Beverages" is a category that includes natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks, and water.

The Company has preliminarily developed and formulated a beverage product, the basis of which it expects to move forward with in the continued development of its business plan. We have done the research, development, and taste testing ourselves. Once we have finalized and determine the proper formulation(s), we will then seek a third-party to do the actual preparation and bottling of the product based on these internally-derived formula(s).

The proceeds from this Offering are being sought to provide the funding necessary to further advance our business strategy beyond what we have accomplished to date. Once the Company has decided on the final formulation of its product(s), designed its labeling, and selected the form of container to use, it will seek to have it bottled through a third-party since the costs for a production/bottling facility is cost prohibitive at this early point. We intend to market and sell our products ourselves through a network of natural, gourmet, and independent distributors, as well as through our own web-site, which we have yet to develop. Our intent is focus on the smaller, local market area before any expansion will be targeted.

As our business began on January 29, 2009, and the fact that there have been no actual operations, we have not provided any historical comparative analysis.

                             OUR ACTIVITIES TO DATE

Through our founder, Kevin Nichols, we have done extensive research into our business model of seeking to develop, market, and distribute a beverage product that will be positioned as a "better for you than just plain water" type of drink. We have analyzed and studied the many competitors, researched the multitudes of flavorings, sweeteners, colorings, nutrients, vitamins, electrolytes, etc. (and their perceived vs. real benefits), sources for the base water product to be used, packaging and containers, bottling methods and bottle products, developed basic formulations for our beverage, performed extensive taste testing, and met with various retailers and wholesalers about product positioning, sales, and marketing.

To date, Essense Water, Inc. has achieved the following milestones:

   - Developed at least three basic formulations of its product(s);
   - Applied and filed for the trademark name of "Essense Water;"
   - Become an SEC "reporting company;"
   - Obtained the domain names "essensewater.com" and "essensewater.net;" and
   - Assessed market potential for our product and determined that it be best kept "local" and expanded from there.

Industry Overview

Our beverage in targeted to fall within the New Age/Functional Beverage category, which we believe to be growing rapidly. The consumer has fast become aware of the health risks of too much sugar and the many studies evidencing the athletic performance benefits of proper hydration. In addition, a variety of new beverages/serving sizes and selections with the choice of various added ingredients are, we believe, contributing to robust sales growth in this beverage category. Iindustry analysts forecast the New Age/Functional Beverage market to grow to $800 million in 2009, up from $168 million in 2004.

Our Product

The Company intends to develop its product using pure water as the basic ingredient. In making it better for you than just plain water, the Company expects to add other things to it, such as vitamins, electrolytes, and possibly fiber to provide what may be real or perceived benefits to the consumer. The Company has no intention to make any claims as to any health, medical, or therapeutic benefits that may be derived from our product. The product will most likely be flavored and colored, both through the use of natural ingredients rather than artificial means. It will also be sweetened naturally by way of the use of "stevia" extract as the sweetening agent. This sweetener is very low calorie. The product will most likely not be carbonated or contain any added "energy" enhancers or stimulants such as caffeine.

After much trial and error and attempts at many flavors, sweeteners, and combinations thereof, the Company has developed and formulated three of its basic potential fruit-flavored drink products that it intends to proceed with towards more final-stage product development. At this stage, they consist of spring water which contains natural fruit flavors, natural stevia sweetener, potassium and sodium (as electrolytes), and no coloring. As the Company proceeds, we will look into test various other drink "enhancements" such as vitamins, minerals, and possibly fiber in making our product(s) "better for you" than plain water.

We anticipate the ongoing development and formulation of our product will continue to be done "in-house" rather than using a third-party to do so. The selection and mixing of the many possible ingredients will be done by management and subsequent taste-tests, if any, will continue by utilizing various family members and close friends (who will not be paid for their services) and compared to existing products for blind taste tests. Such developments will most likely take place in Mr. Nichols home kitchen. While certainly not a true development or testing facility in nature, sterile clean vessels will be used to avoid contaminations or any tainting of the test products and relatively precise means for specific formulation will be utilized, such as various weight and volume measuring devices.

After our formulation(s) have been finalized, the Company will then meet with potential bottlers and possibly other professionals, as may be required, to determine the safety and efficacy of the proposed ingredients and that the end product and related formula(s) will be able to be satisfactorily produced on a larger scale.

Expected to be offered in single serving size, somewhere from 12 to 20 ounces, our product(s) will likely be made available as singles, four or six-packs, and 24-container cases. The packaging, whether to use plastic, glass, or other means, has not yet been decided.

The Manufacture of Our Products

Once our final formula(s) have been developed, the Company intends to contract with third-party(s) to commercially produce and bottle the beverage. These third party bottlers will assemble our products and charge us a fee, generally by the case, for the products they produce. The Company has no contracts with any third party bottlers at this time.

We intend to follow a "fill as needed" manufacturing model to the best of our ability, thus reducing the need for large inventories and storage of product.

Substantially all of the raw materials that will be used in the preparation, bottling, and packaging of our products will be purchased by us based on the final formula(s) of our product. As a general policy, we will pick ingredients in the development of our product that will have multiple suppliers and are common ingredients. This will provide a level of protection against a major supply constriction or calamity.

To the extent that any significant increase in business may require the Company to supplement or substitute third-party bottlers, we believe that there are many readily available alternatives, thus alleviating the threat significant delay or interruption in fulfilling future orders and delivery of our product. In addition, we do not believe that any likely future growth will result in any significant difficulty or delay in obtaining raw materials, ingredients, or finished product.

Our Primary Markets

The Company will be targeting a niche in the soft drink industry known as New Age/Functional beverages. The soft drink industry generally characterizes New Age Beverages as being made more naturally, with upscale packaging, and often creating and utilizing new and unique flavors and flavor combinations as well as added ingredients.

This beverage market segment is highly fragmented and includes such competitors as SoBe, Snapple, Arizona, Gatorade, Powerade, and Vitamin Water, among others. These brands have the advantage of being seen widely in the national market and being commonly well known for years through well-funded advertising and marketing campaigns. Our product will have no mass media advertising and, if any, a very small presence in the local market when compared with many of our competitors. See "Business - Competition" below.

We are located in Spokane, Washington. We will most likely sell the majority of our products locally, in natural food stores, local sports and athletic stores, smaller local supermarkets, and possibly foodservice locations.

The primary marketing source of our products will most likely be the smaller, locally-owned natural food, grocery, and gourmet stores in the Spokane and surrounding areas. We also will target local sports and athletic stores. We believe that our product may achieve a position in their niche in the fast-growing natural food industry.

The Company has approached larger regional supermarkets, prominent local grocers, and wholesalers who distribute to grocery stores, but this market will be considerably harder to break into. The demand for limited shelf space is quite high, thus bringing our limited product to these stores may prove difficult. It is unlikely that we will pursue these markets in the near term.

We will also attempt to market our beverage product to local bars and restaurants and consider placing our beverage product in local stadiums, sports venues, concert halls, theatres, and other cultural centers as part of our marketing plan.

The Company has no plans to market the product internationally.

Distribution, Sales and Marketing

The Company itself will directly promote, market, and sell our products to the above-mentioned primary markets. We may also seek local distributors that have a broader reach directly into more locations. We also intend to offer our product directly to consumers via the Internet through our website, which is yet to be established, but is an intended use for proceeds from this offering.

Marketing to Consumers

We expect to utilize several marketing strategies to market directly to consumers, such advertising in targeted local and regional consumer magazines and weekly papers, in-store discounts on the products, in-store product demonstrations, possible street corner sampling, coupon advertising, consumer trade shows, and possible local event sponsoring. Our website will also be a large part of our consumer-direct marketing program.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. The Company's product will be competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, the companies manufacturing these products generally have far greater financial, marketing, and distribution resources than the Company will.

Important factors that will affect our ability to compete successfully include taste and flavor of products, trade and consumer promotions, the development of a new, unique cutting edge product, attractive and different packaging, branded product advertising, and pricing. Each of these factors will be taken into consideration as we proceed with our business plan.

The Company will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. The extremely competitive pressures within the New Age/Functional beverage categories could even cause our products to never even be introduced beyond what the Company can market locally themselves.

We believe we will be able to develop and introduce an innovative beverage recipe and packaging whose use of premium natural ingredients will provide us with a competitive advantage and be keys to our success.

Our beverage product will compete generally with all liquid refreshments, including bottled water and, in particular, with numerous other New Age/Functional beverages, including: SoBe, Snapple, Arizona, Vitamin Water, Gatorade, and Powerade.

Proprietary Rights

We will consider our finished product and concentrate formula(s) to be trade secrets and brand names, logos, or other such item(s) to be trademarks and, as such, material to our business.

The Company has submitted for trademark registration the name "Essense Water," but we have not yet received final approval as we have to show the name in use on our actual product available for sale before the process can be finalized. This protection was considered necessary and was done by the founder in a cost effective manner. This registration for trademarks in the United States will last indefinitely as long as the Company continues to use and police the trademarks and renew filings with the applicable governmental offices. We plan to use non-disclosure agreements with any bottlers and distributors to protect our proprietary rights.

Governmental Regulation

The production, distribution, and sale in the United States of our Company's product will be subject to the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, state consumer protection laws, federal, state, and local workplace health and safety laws, various federal, state and local environmental protection laws and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of such products.

Although the Company has yet to select the form of container for its product, we will most likely offer and use some type of non-refillable, recyclable container. Legal requirements apply in many jurisdictions in the United States requiring that deposits or certain eco-taxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of beverage container-related deposit, recycling, eco-tax and/or product stewardship statutes and regulations also apply in various jurisdictions in the United States. We anticipate additional, similar legal requirements may be proposed or enacted in the future at many other local, state and federal levels.

Any third-party bottling facility that we may choose to utilize in the future and any other such operations will be subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. It will be our policy to comply with any and all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Environmental Matters

A cost of environmental compliance will likely be in the form of recycling fees, which is a standard cost of doing business in the soft drink industry. In certain states where we may sell our products, we may be required to collect redemption values from customers and remit those redemption values to the state, based upon the number of bottles/containers of certain products sold in that state. In certain other states, we may also required to collect deposits from our customers and then remit such deposits to the respective state agencies based upon the number of cans and bottles of certain products sold in such states.

Employees

As of this Offering, we have no employees other than our sole officer and director. The Company does not anticipate hiring any employees in the next twelve months, unless significant revenues are generated. We believe our future success depends in large part upon the continued service of our current sole officer and director, Kevin Nichols. All of the initial product development of the product(s) will be performed by Mr. Nichols, while assistance with the taste testing and other such product development will be provided by family members and friends free of cost to the Company.

                          DESCRIPTION OF PROPERTY

The Company presently utilizes the office of our sole officer and director, Kevin Nichols, who makes this space available to the company free of charge. His office is located in Spokane, Washington. The office provides use of computer, phone, printer, and a fax machine and its general character is adequate to provide sufficient space and resources for the Company's business development.

As for the initial testing and development of its product(s), the Company will utilize the kitchen within Mr. Nichols' home. Mr. Nichols presently has and will make available to the Company his own measuring instruments and utensils for precise weights, volumes, and mixing of the liquids and ingredients used in formulating the initial product(s).

Mr. Nichols also has an adequate amount of excess storage capacity within his home, in excess of 100 square feet, which will be made available as might be needed.

There are no written agreements documenting the above arrangements.

                             LEGAL PROCEEDINGS

To the Company's knowledge, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not yet fully developed our beverage product, have not commenced operations, and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a "going concern" opinion, which means that they have reason(s) to believe there is substantial doubt that we can continue as an on-going business for the next 12 months. This opinion is based largely on the Company's suffering initial losses, not having any operations, and having a working capital deficiency. In addition, we have not generated any revenues and no revenues are anticipated until we complete the development and formulation of our beverage product, have our product produced, establish a sales network, and actually begin sale of the product.

The Company believes that it will be able to achieve operating cash flows from the sale of its product but, until such time, we must rely on our ability to raise cash from sources other than operations, namely this offering and advances by Kevin Nichols. At the present time, our only source for funding has been by way of loans by our founder, Kevin Nichols.

We have only one officer and director. He alone is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

If we are successful in raising the maximum amount in this offering, we believe we can satisfy our cash requirements during the next 12 to 24 months and be fully able to move forth with operations to the extent as set forth and described herein. Further, we would not anticipate the need to raise additional capital over the next 12 months.

Raising any amount less than the full amount from this offering may limit, to varying degree, the Company's ability to fully implement its business plan. If this was to happen, all categories of expenses will be reduced accordingly, some more than others, and possibly even some cut completely (please see Use of Proceeds section on Page 15 of this Prospectus).

Receipt of less than full funding from this offering may also require the Company to seek additional capital in the form of a private equity placement(s), debt, or some combination thereof. Doing so would place an additional burden of Mr. Nichols' time and thus take him away from his focus on product development and moving the Company closer to operating status.

We intend to accomplish the foregoing and will measure our accomplishment through the following milestones:

1. Complete this public offering. The Offering will conclude the sooner of:
a) when all 8,000,000 shares of common stock have been sold, or b) one year after the effective date of this registration statement. While the Company expects to continue finalizing the testing and formulation of its product as it received proceeds from this Offering, it will not begin more full scale operations, much beyond final product formulation, until this Offering is closed. Rather, the Company intends to concentrate much of its efforts on raising as much potential capital as possible during this period.

2. Finalization the formulation of its drink product(s) will be of foremost importance in this stage of the Company's business cycle. As stated earlier, the drink(s) will be formulated with added ingredients with the idea of making it better for you then plain water. The Company will continue to endeavor to develop one "basic" formula rather than several formulas, and then offer that formula in a few basic flavors, of which we have has developed three to date.

3. Once the drink formula(s) has been developed and decided upon, the Company will begin working simultaneously on several other key areas in the furtherance of its business plan. In no particular order, these areas of development include the following:

   - Develop contacts with third-party bottlers, selecting one for bottling of the Company's product,
   - develop a name for the Company's product,
   - design labeling for the product,
   - research and select the form of packaging (i.e. bottle type),
   - research and decide upon the pricing model for the product;
   - design and develop the Company's web-site utilizing a third-party web designer
   - meet with local area retailers and wholesalers regarding sale and distribution of the product, and
   - plan other marketing and promotional means for getting knowledge and brand recognition of the product.

4. Detailed breakdowns of the costs of these areas of our business development were provided earlier within this Prospectus in the "Use of Proceeds" section on Page 15. If the Company is not able to generate sufficient revenues and cash flow levels after the above milestones in its development to continue operations, it will be forced to suspend or possibly cease operations. If it were to cease operations, the Company has no plans to do anything else and would most likely shut down and cease to exist.

Liquidity and Capital Resources

To meet the Company's need for funding to further implement its business plan, it is seeking to raise capital from this Offering. In doing so, we can make no assurances or guarantee that we will be successful in selling any or all of the shares. The funds raised by this Offering will be applied to the items set forth in the Use of Proceeds section of this Prospectus. The

Company will attempt to raise the amount of funds necessary to proceed with all of the phases of its plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities, or loans from our sole officer/director.

Kevin Nichols, our sole officer/director, and holder of a majority of our common stock, has agreed to continue to advance funds as needed until the Offering is completed or has failed. While he has agreed to advance the funds, the agreement to do so is verbal and is unenforceable as a matter of law.

To date, the Company has only performed extensive market research into the industry and has begun only preliminary formulation of its beverage product. We have not carried out any work on any other phase of our development plan and have incurred only minimal development costs to date.

The Company received its initial funding of $2,000 through the sale of common stock to our sole officer/director who purchased 12,000,000 shares of common stock with such funds on May 29, 2009. From inception until the date of this filing, the Company has had no operating activities. The Company's audited financial statements from inception (January 29, 2009) through August 31, 2011 (our most recent fiscal year end) report no revenues and reflect a net loss to date of $(24,845) related solely to our many start-up related costs.

As of February 29, 2012, our total assets were $1,932 and our total liabilities were $29,284. As of the same date, we had cash of $1,932. Kevin Nichols, our sole officer/director, has been and is willing to provide us the money needed to continue with our limited operations until this Offering has been completed, including an amount sufficient to cover the existing shortfall between cash on hand and the accrued liabilities of the Company. Operations will include, but are not limited to, filing reports with the Securities and Exchange Commission as well as the certain of the business activities contemplated by our business plan such as product formulation and testing. A portion of the proceeds from this Offering (up to $15,000) will be used to repay part of the liability to Mr. Nichols of money advanced by him, which as of February 29, 2012 was $26,659.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                           AND FINANCIAL DISCLOSURE

During the period from January 29, 2009 (inception) to February 29, 2012, there were no disagreements between the Company and our independent public accounting firm, Seale & Beers CPAs, as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of our auditors, would have caused to make reference in their reports on the financial statements for such year(s) to the subject matter of the disagreement.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name                     Age    Positions

Kevin Nichols            53     President, Treasurer, and sole Director

Our sole director will serve until his successor is elected and qualified, or until the earlier of his death, resignation, or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation, or removal from office. The Board of Directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director.

Business and Educational experience of Mr. Kevin Nichols.

Kevin Nichols is the Company's President, Secretary, Treasurer, and Director.

BBA Boise State University, Boise, ID
Major: Accounting and Finance

Over the past twelve years, Mr. Nichols has been self-employed as an independent business consultant through his wholly-owned company, Selway Group, LLC and through Altres Group, LLC, which is owned jointly, on a 50/50 basis by him and his brother, Jeff Nichols. Both of these companies specialize in providing assistance with the many start-up and other requirements of new and existing businesses, including company formations and structuring, elements of tax and accounting, and analyzing existing businesses for inefficiencies, ways to increase profits, and seek new growth opportunities.

Prior to his self-employment, Mr. Nichols held positions primarily in areas of accounting and finance with such companies as Arthur Andersen & Co, SAFECO Properties, Wells Fargo Realty Advisors, Seafirst Bank, Bank of America, and Kiemle & Hagood Co., a Spokane-area commercial real estate development and management company.

With respect specifically to the Company, Mr. Nichols has had no direct experience in the beverage industry, nor has he overseen the complete implementation, from start-up through successful operations, of a company similar to Essense.

Management's Past Experience and Involvement with Other SEC Reporting
Companies

Our sole officer and director, Kevin Nichols, founded and was the sole officer and director and owned 100% of the outstanding shares of stock in a total of eight SEC reporting companies several years ago. He no longer has any involvement with them and is no longer associated with them in any way, such as with respect to management, any controlling shareholder, or other position.

Each company was initially a "blank check" company, which is defined by the SEC as "a development stage company that has no specific business plan or purpose or has indicated its business plan is to engage in a merger or acquisition with an unidentified company or companies, other entity, or person." The original intent with each of these was to seek a business merger with or an acquisition of another company.

Only two of these eight companies ever advanced beyond this initial "blank check" stage of development. A description of each of these two is as follows.

Originally founded as Vintendo Corporation, the Company filed its initial report under this name with the SEC on January 25, 2000. The Company subsequently merged with 121 International, at which time Mr. Nichols resigned, and ultimately changed its name to and became known as Altadigit International Corp. Altadigit's business plan called for it to be a multi-level marketing company selling consumer products. Mr. Nichols has had no contact with anyone associated with this Company since early 2005, and, as a result of this lack of communication, would speculate that this company is no longer in business. This Company filed a report on Form 15-12G with the SEC on April 4, 2005, which is the certification of termination of registration of a class of security under Section 12(g) or notice of suspension of duty to file reports pursuant to Section 13 and 15(d) of the Act Section 12(g). From approximately late 2002 through the filing date of its Form 15-12G, the Company was and is to be considered "delinquent" in its requisite filings with the SEC.

Originally founded as Oiram Inc. and initially filed under this name with the SEC on January 25, 2000, this Company subsequently merged with Encore Environmental Services, at which time Mr. Nichols resigned, and ultimately changed its name to and became known as Urban Resource Technologies, Inc. Its business plan called for it to engage in the conversion of a wide variety of waste products into new, usable products and into valuable electrical and thermal energy. Mr. Nichols has had no contact with anyone associated with this Company since mid to late 2002, and, as a result, would speculate that this company is no longer in business. This Company has never filed a Form 15-12G with the SEC to suspend its duty to file reports and has remained in "delinquent" status since approximately mid-2002.

The remaining six companies never progressed beyond their blank check status. Each has since been dissolved as corporate entities. Each of them has since filed a Form 15-12G, and has thus suspended any ongoing duty to file its reports with SEC. However, prior to actually filing their Form 15-12G's, each company was considered delinquent with SEC in their required filings. The names and SEC filing details/dates of these six companies are as follows:

                                              Approx.
                              Date            Date of               Filing
                            of First         Delinquent            Date of
                           SEC Filing          Status            Form 15-12G
                           ----------          ------            -----------
Wiley Rock Inc.             1/7/2000         August 2002           4/4/2005
Polycera Corp.              1/7/2000         November 2002        12/7/2009
Elsinore Capital I, Ltd.   12/28/2001        November 2002        12/7/2009
Elsinore Capital II, Ltd.  12/28/2001        November 2002        12/7/2009
Elsinore Capital III, Ltd. 12/28/2001        November 2002        12/7/2009
Elsinore Capital IV, Ltd.  12/28/2001        November 2002        12/7/2009

You can read all of the past filings and see more information on each of these companies on the SEC's website, which can be found at www.sec.gov by searching under "Search for Company Filings" heading.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert since it believes that the cost of retaining a financial expert at this time of the Company's development is quite prohibitive. Further, as we have no operations at the present time, it is believed that the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Nichols plans to devote approximately 15 to 20 hours per week to the Company. The only conflict that exists is his devotion of time to his business consulting work. None of Mr. Nichols' business consulting interests are competitors of or would conflict with the Essense business plan.

                             EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth the compensation paid by us from inception (January 29, 2009 through February29, 2012, to our sole Officer and Director. The information includes the dollar value of base salaries, bonus awards, and number of stock options granted, and certain other compensation, if any.

                                       Long Term Compensation
                                       Awards                Payouts
          Annual Compensation             Restricted Securities
Name and                       Other   Stock     Underlying LTIP     Other
Position  Year  Salary Bonus  Compen.  Awards    Options    Payouts
Compen.
--------------------------------------------------------------------------
Kevin
Nichols    2009   $0     $0     $0        0          0         0      $0
President, 2010   $0     $0     $0        0          0         0      $0
Secretary, 2011   $0     $0     $0        0          0         0      $0
Treasurer
And
Director

Our sole director has not received monetary compensation since our inception to the date of this Prospectus. We currently do not pay any compensation to any directors for serving on our Board of Directors.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named sole Officer and Director.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL
ARRANGEMENTS

There is currently no employment or other contract or arrangement with any of our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to officers that would result from their resignation, retirement, or other termination from us. There are no arrangements for our officers that would result from a change-in-control. None of our officers have received monetary compensation since our inception to the date of this Prospectus.

STOCK OPTION GRANTS

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding as of the date of this Prospectus.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

We have not compensated our director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Transactions that we have determined to be directly or indirectly material to us or a related person are disclosed below. We believe each transaction is on terms no more favorable to us than the terms generally available to an unaffiliated third-party under the same circumstances.

Our executive, administrative, and operating offices are located at Mr. Nichols' office in Spokane, Washington. This space is provided for the Company's operations at no charge. There is no written agreement evidencing this arrangement.

Kevin Nichols has agreed to advance additional funds to the Company, as may be needed during this Offering to cover expenses. Any funds advanced by him will be non-interest bearing and payable upon demand.

Kevin Nichols acquired a total of 12,000,000 shares of the Company's common stock for a total purchase price of $2,000.

In December 2010, Kevin Nichols offered as "gifts" of Company common shares from his personal holdings to various family members and friends. These were extended to and accepted by a total of thirty-two (32) individuals and comprised a total of 260,000 shares, leaving Mr. Nichols with total holdings of 11,740,000 shares of the Company's common stock.

Those individuals of note as being "certain relationships" receiving these gifts of shares, and their relationship to Mr. Nichols, were: Karen Nichols (sister), Rachel Nichols (daughter), and Zachery Nichols (son) Each of these individuals received 15,000 shares.

The Company's Counsel, Mr. Jeffrey Nichols, is Kevin Nichols' brother.

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 29, 2012 by:

   - each person known by us to beneficially own more than 5.0% of our common stock;
   - our sole director;
   - our named executive officer; and
   - our sole director and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned.

                                              Number of
                      Name and Address       Shares Owned        Percent of
Title of Class       of Beneficial Owner     Beneficially (2)    Class Owned
--------------       -------------------     ---------------     -----------

Common Stock         Kevin Nichols, President  11,740,000           97.83%
                     Secretary, and Director


All executive officers                         11,740,000           97.83%
and directors as a
group (one person)
-----------
(1) The stockholder listed above possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for the beneficial owner is 4327 S Pittsburg, Spokane, WA 99203.

(2) Based on 12,000,000 shares of common stock outstanding as of the date of this Prospectus.

                     WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this Prospectus. This Prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this Prospectus to any of our contracts, agreements, or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements, or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement, or other document.

We are subject to the information requirements of the Exchange Act and will file annual, quarterly, current event reports, proxy statements, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              ESSENSE WATER, INC.
              FINANCIAL STATEMENTS AND ACCOMPANYING FOOTNOTES

                              TABLE OF CONTENTS


1. REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM               F-2

   Financial Statements for the Six Months Ended February 29, 2012and 2011 (unaudited) and Years Ended August 31, 2011 and 2010 (Audited)

2. BALANCE SHEETS                                                        F-3
3. STATEMENTS OF OPERATIONS                                              F-4
4. STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                           F-5
5. STATEMENTS OF CASH FLOWS                                              F-6
6  NOTES TO FINANCIAL STATEMENTS                                         F-7



   Unaudited Interim Condensed Financial Statements for the Six Months Ended February 29, 2012and 2011 (unaudited)

2. BALANCE SHEETS                                                       F-11
3. STATEMENTS OF OPERATIONS                                             F-12
4. STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                          F-13
5. STATEMENTS OF CASH FLOWS                                             F-14
6  NOTES TO FINANCIAL STATEMENTS                                        F-15

SEALE AND BEERS, CPAs - PCAOB & CPAB REGISTERED AUDITORS (www.sealebeers.com)

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Essense Water, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Essense Water Inc. (A Development Stage Company) as of August 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended August 31, 2011 and 2010 and since inception on January 29, 2009 through August 31, 2011. Essense Water, Inc.'s management is responsibility for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essense Water Inc. (A Development Stage Company) as of August 31, 2011 and 2010, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended August 31, 2011 and 2010 and since inception on January 29, 2009 through August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at August 31, 2011 and 2010, has incurred recurring losses and recurring negative cash flows from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
- -----------------------
Seale and Beers, CPAs
Las Vegas, Nevada
October 28, 2011

                            ESSENSE WATER, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEETS

                                                         As of       As of
                                                       August 31   August 31
                                    ASSETS                2011        2010

CURRENT ASSETS
   Cash                                                $     157   $     696
                                                             ---         ---

TOTAL CURRENT ASSETS                                         157         696
                                                             ---         ---

   TOTAL ASSETS                                        $     157   $     696
                                                             ===         ===

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable and Accrued Liabilities           $    4,375   $   1,750
   Payable to Affiliates                                  18,627       9,973
                                                          ------       -----

TOTAL CURRENT LIABILITIES                                 23,002      11,723
                                                          ------      ------

   TOTAL LIABILITIES                                      23,002      11,723
                                                          ------      ------

STOCKHOLDERS' EQUITY
   Common stock, ($0.0001 par value
      75,000,000 shares authorized
      12,000,000 shares outstanding
      as of August 31, 2011 and 2010                       1,200       1,200
   Additional paid-in capital                                800         800
   Deficit accumulated during development stage          (24,845)    (13,027)
                                                          ------      ------
TOTAL STOCKHOLDERS EQUITY                                (22,845)    (11,027

   TOTAL LIABILITIES AND STOCKHOLDERS EQUITY           $     157   $     696
                                                             ===         ===




      The accompanying notes are an integral part of these audited financial statements.

                              ESSENSE WATER, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS


                                                                  January 29,
                                                                      2009
                                                                  (inception)
                                      Year Ended     Year Ended     through
                                      August 31,     August 31,    August 31,
                                        2011           2010           2011
Income:
  Operating Revenues               $        0      $        0     $        0
                                   ----------      ----------     ----------
TOTAL REVENUES                              0               0              0

Expenses:
  General and Administrative           10,818           9,117         23,845
  General & Administrative -
    Related Party                       1,000               0          1,000
                                   ----------      ----------     ----------
Total Expenses                         11,818           9,117         24,845

Provision for Income Taxes                 --              --             --
                                   ----------      ----------     ----------

NET INCOME (LOSS)                  $  (11,818)     $   (9,117)    $  (24,845)
                                   ==========      ==========     ==========

BASIC EARNINGS (LOSS)
  PER SHARE                        $    (0.00)     $    (0.00)
                                   ==========      ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING         12,000,000      12,000,000
                                   ==========      ==========













    The accompanying notes are an integral part of these audited financial statements.

                               ESSENSE WATER, INC.
                         (A Development Stage Company)
                        Statement of Stockholders' Equity
             From January 29, 2009 (Inception) through August 31, 2011
-----------------------------------------------------------------------------

                                                         Deficit
                                                        Accumulated
                                   Common   Additional    During
                           Common  Stock     Paid-in    Development
                           Stock   Amount    Capital       Stage      Total
                           -----    ------    -------    ----------   ------
BALANCE,
  JANUARY 29, 2009            --   $   --     $    --    $       --  $    --

Stock issued for cash
  on May 29, 2009
  $0.00017 per share  12,000,000    1,200         800                  2,000

Net loss,
  August 31, 2009                                           (3,911)   (3,911)
                      ----------   -------   -------    ----------   -------
BALANCE,
  AUGUST 31, 2009     12,000,000   $ 1,200    $   800    $  (3,911) $ (1,911)
                      ==========   =======    =======    =========  ========

Net loss,
August 31, 2010                                             (9,117)   (9,117)
                      ----------   -------   -------    ----------   -------

BALANCE,
  AUGUST 31, 2010     12,000,000   $ 1,200    $   800    $ (13,027) $(11,027)
                      ==========   =======    =======    =========  ========

Net loss,
August 31, 2011                                            (11,818)  (11,818)
                      ----------   -------   -------    ----------   -------

BALANCE,
  AUGUST 31, 2011     12,000,000   $ 1,200    $   800    $ (24,845) $(22,845)
                      ==========   =======    =======    =========  ========











  The accompanying notes are an integral part of these audited financial statements.

                               ESSENSE WATER, INC.
                         (A Development Stage Company)
                            Statements of Cash Flows
-----------------------------------------------------------------------------
                                                                  January 29,
                                                                     2009
                                                                  (inception)
                                         Year ended  Year Ended      through
                                          August 31,  August 31,   August 31,
                                            2011        2010         2011
                                         ----------  ----------   -----------

OPERATING ACTIVITIES
  Net income (loss)                      $ (11,818)  $  (9,117)   $ (24,845)
  Adjustments to reconcile net
    loss to net cash provided
    by (used in) operating
    activities:

  Changes in operating liabilities:
    Increase (decrease) in
      Accrued Payables                       2,625      (1,750)       4,375
                                           --------    --------    --------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                      (9,193)    (10,867)     (20,470)

FINANCING ACTIVITIES
  Issuance of Common Stock                      --          --       2,000
  Advances/Loans from Affiliates             8,654       9,613      18,627
                                           --------    --------    --------
NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                       8,654       9,613     20,627
                                           --------    --------    --------

NET INCREASE (DECREASE) IN CASH               (539)     (1,254)         157

CASH AT BEGINNING OF PERIOD                    696       1,952          --
                                           --------    --------    --------

CASH AT END OF PERIOD                    $     157    $    696    $    157
                                           ========    ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                 $    --     $     --    $     --
                                           ========    ========    ========

  Income Taxes                             $    --     $     --    $     --
                                           ========    ========    ========



  The accompanying notes are an integral part of these Financial Statements.

                               ESSENSE WATER, INC.
                         (A Development Stage Company)
                          Notes to Financial Statements
                               August 31, 2011
-----------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Essense Water, Inc. (the "Company"), was incorporated on January 29, 2009, under the laws of the State of Nevada. The Company is a development-stage company, established to develop, produce, and market a water-based consumer beverage. It has elected a fiscal year end of August 31.

The Company's authorized share capital consists of 75,000,000 shares of common stock, $0.0001 par value per share. At August 31, 2011 and 2010, the Company has 12,000,000 shares of its common stock issued and outstanding.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an August 31, yearend.

B. BASIC EARNINGS PER SHARE

ASC No. 260, "Earnings Per Share", specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. REVENUE

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

G. ADVERTISING

The Company will expense its advertising when incurred. There have been no advertising costs since inception.

H. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company's management has evaluated all recent accounting pronouncements since the date of the last audit through the issuance date of these financial statements. In the Company's opinion, none of the recent accounting pronouncements will have a material effect on the financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company's activities to date have been supported by equity financing by its founder. It has sustained losses in all reporting periods, with an inception to date loss of $24,845 as of August 31, 2011. Management is presently providing the required working capital to the Company to facilitate and pursue its business plan.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's sole Officer and Director has advanced/loaned the Company funds and has paid certain third-party expenses on behalf of the Company. As of August 31, 2011 and 2010, the amounts owing the sole officer and director were $18,627 and $9,973, respectively. These amounts are payable on demand and are non-interest bearing.

The Company's sole officer and director receives and is owed no salary.

The Company neither owns nor leases any real or personal property.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities as they become available. Thus he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

During the year ended August 31, 2011, the Company paid a total of $1,000 to its legal counsel, Mr. Jeffrey Nichols, who is the brother of Kevin Nichols.

NOTE 6. INCOME TAXES

                                                        As of August 31,

                                                         2010       2010
                                                        ------     ------
     Deferred tax assets:
       Net operating tax carryforwards                $ 24,845   $ 13,027
       Other                                                 0          0
                                                        ------     ------

       Gross deferred tax assets                        24,845     13,027
       Valuation allowance                             (24,845)   (13,027)
                                                        ------     ------

       Net deferred tax assets                        $      0   $      0
                                                        ======     ======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of August 31, 2011, the Company has a net operating loss carryforward of approximately $24,845. Net operating loss carryforward expires 20 years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

On May 29, 2009 the Company issued a total of 12,000,000 shares of common stock to its sole officer/director for cash at $0.00017 per share for total proceeds of $2,000.

The stockholders' equity section of the Company contains the following classes of capital stock as of August 31, 2011:

     Common  stock, $0.0001 par value: 75,000,000 shares authorized;
        12,000,000 shares issued and outstanding.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that the financial statements were issued, and determined there are no other subsequent events to be reported.

                              Essense Water, Inc.
                        (A Development-Stage Company)
                 Unaudited Interim Condensed Balance Sheets
                          As of February 29, 2012

                                    ASSETS

                                               February 29,        August 31,
                                                     2012              2011
Current Assets
Cash                                             $  1,932          $    157
                                                      ---               ---

   Total Current Assets                             1,932               157
                                                    =====               ===

                                  LIABILITIES

Current Liabilities
Accrued Liabilities                                 2,625             4,375
Payable to Affiliates                              26,659            18,627
                                                   ------             -----

   Total Current Liabilities                       29,284            23,002
                                                   ------            ------

STOCKHOLDERS' EQUITY(DEFICIT)
Common Stock:
   Paid-In Capital, Par Value $0.0001 per Share,
      75,000,000 Shares Authorized,
      12,000,000 Shares Outstanding                 1,200             1,200
Additional Paid In Capital                            800               800
Deficit Accumulated During Development Stage      (29,352)          (24,845)
                                                   ------            ------

   Total Shareholders' Equity                     (27,352)          (22,845)
                                                   ------            ------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY(DEFICIT)                               $  1,932          $    157
                                                    =====               ===












  The accompanying notes are an integral part of these financial statements.

                             Essense Water, Inc.
                        (A Development-Stage Company)
             Unaudited Interim Condensed Statements of Operations


                                                                   Inception
                                  Three    Three      Six     Six   (January
                                 Months   Months   Months   Months  29,2009)
                                  Ended    Ended    Ended    Ended   Through
                               February February February February  February
                                29,2012  28,2011  29,2012  28,2011   29,2012
                                -------  -------  -------  -------   -------

Income:
   Operating Revenues           $     0  $     0  $     0  $     0   $     0
                                      -        -        -        -         -

Total Income                          0        0        0        0         0
                                      -        -        -        -         -

Expenses:
   General & Administrative       2,375    2,050    4,507    5,551    29,352
                                  -----    -----    -----    -----    ------

Total Expenses                    2,375    2,050    4,507    5,551    29,352
                                  -----    -----    -----    -----    ------

Provision for Income Taxes            0        0        0        0         0
                                      -        -        -        -         -

Net Income (Loss)               $(2,375) $(2,050) $(4,507) $(5,551) $(29,352)
                                  =====    =====    =====    =====    ======




Net Loss per Common Share -
   Basic and Diluted            $ (0.00) $ (0.00) $ (0.00) $ (0.00)
                                   ====     ====     ====     ====

Weighted Average Number of
   Shares Outstanding -
      Basic and Diluted      12,000,000 12,000,000 12,000,000 12,000,000
                             ========== ========== ========== ==========









  The accompanying notes are an integral part of these financial statements.

                              Essense Water, Inc.
                        (A Development-Stage Company)
             Unaudited Interim Condensed Statements of Cash Flows

                                                             January 29, 2009
                                      Six Months  Six Months      (Inception)
                                           Ended       Ended         Through
                                        February    February        February
                                         29,2012     28,2011         29,2012
                                         -------     -------         -------

Cash Flows from Operating Activities:
   Net Loss                             $  (4,507)  $  (5,551)      $(29,352)
   Net Change in Accrued Liabilities       (1,618)        177          2,625
                                              ---         ---          -----

Net Cash Provided By
   (Used In) Operating Activities          (6,125)     (5,374)       (26,727)
                                            -----       -----         ------

Cash Flows from Financing Activities:
   Advances from Affiliate                  7,900       5,500         26,659
   Repayment to Affiliates                      0           0              0
   Proceeds from Sale of Common Stock           0           0          2,000
                                                -           -          -----

Net Cash Flows Provided by
   Financing Activities                     7,900       5,500         28,659
                                            -----       -----         ------

Net Increase (Decrease) in Cash             1,775         126          1,932
                                              ---       -----            ---

Cash - Beginning of Period                    157         695              0

Cash - End of Period                     $  1,932    $    821       $  1,932
                                            =====         ===          =====

Supplemental Disclosure of Cash Flow Information:
   Cash Paid For:
      Interest                           $      -    $      -       $      -
      Income Taxes                       $      -    $      -       $      -











  The accompanying notes are an integral part of these financial statements.

                             Essense Water, Inc.
                        (A Development-Stage Company)
       Unaudited Interim Condensed Statement of Shareholders' Equity
  For the Period From Inception (January 29, 2009) Through February 29, 2012

                                                             Deficit
                                                          Accumulated
                           ---- Paid-In Capital ----           During
                                                          Development
                         Shares  Amount   Excess of Par          Stage  Total
----------------------------------------------------------------------------

BALANCE, 1/29/2009            0 $     0        $     0      $     0   $    0
----------------------------------------------------------------------------

Sale of Common Shares
  To Founder for Cash
  on May 29, 2009    12,000,000   1,200            800            0    2,000

Deficit - thru
   August 31, 2009                                           (3,911)  (3,911)
----------------------------------------------------------------------------

BALANCE, 8/31/2009   12,000,000 $ 1,200        $   800      $(3,911) $(1,911)
----------------------------------------------------------------------------

Deficit - thru
   August 31, 2010                                           (9,117)  (9,117)
----------------------------------------------------------------------------

BALANCE, 8/31/2010   12,000,000 $ 1,200        $   800     $(13,027)$(11,027)
----------------------------------------------------------------------------

Deficit - thru
    August 31, 2011                                         (11,818) (11,818)
----------------------------------------------------------------------------

BALANCE, 8/31/2011   12,000,000 $ 1,200        $   800     $(24,845)$(22,845)
----------------------------------------------------------------------------


Deficit - Six Months
    Ended
    February 29, 2012                                        (4,507)  (4,507)
----------------------------------------------------------------------------

BALANCE, 2/29/2012   12,000,000 $ 1,200        $   800     $(29,352)$(27,352)
----------------------------------------------------------------------------





  The accompanying notes are an integral part of these financial statements.

                             Essense Water, Inc.
                       (A Development-Stage Company)
        Unaudited Interim Condensed Notes to the Financial Statements
-----------------------------------------------------------------------------
NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by Essense Water, Inc. (the "Company") without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at February 29, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's August 31, 2011 audited financial statements. The results of operations for the period ended February 29, 2012 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and other investors sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3. RELATED PARTY TRANSACTIONS

The Company's sole Officer and Director has advanced/loaned the Company funds and has paid certain third-party expenses on behalf of the Company. As of February 29, 2012 and February 28, 2011, the amounts owing the sole officer and director were $26,659 and $18,627, respectively. These amounts are payable on demand and are non-interest bearing.

The Company's sole officer and director receives and is owed no salary.


NOTE 4 - SUBSEQUENT EVENTS

Company has evaluated subsequent events through the date that the financial statements were issued. There were no significant subsequent events that need to be disclosed.

                         [Back Page of Prospectus]


                            ESSENSE WATER, INC.

                     8,000,000 SHARES OF COMMON STOCK

                           1,260,000 SHARES OF
                               COMMON STOCK
                   TO BE SOLD BY SELLING STOCKHOLDERS


                               PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2012 (90 days after the date of this Prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.





The Date of This Prospectus Is: _______________, 2012

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

                                                                  Amount(1)
                                                                     $
Item
   SEC Registration Fee                                          $      27
   Transfer Agent Fees                                               1,500
   Legal Fees                                                        1,000
   Accounting Fees                                                   1,000
   Printing Costs                                                      473
                                                                     -----

   TOTAL                                                         $   4,000

(1) All amounts are estimates, other than the SEC registration fee.

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation and Bylaws provide that it shall indemnify its officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. It is possible that one of our officers or directors could take the position that this duty on the Company's behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to the Company's directors, officers, and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   RECENT SALES OF UNREGISTERED SECURITIES

On May 29, 2009, the Company sold 12,000,000 restricted shares of common stock to Kevin Nichols for $2,000 cash under an exemption contained in
Section 4(2) of the Securities Act of 1933. At the time of the issuance, the Mr. Nichols, the founder, had fair access to and was in possession of all available material information about the Company, as the sole officer and director of the Company. This issuance was offered only to the founder and involved no general solicitation. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. The founder is sophisticated in investing. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

                                   EXHIBITS

Exhibit   Description

  3.1     Articles of Incorporation
  3.2     By-Laws of the Registrant
  5.1     Opinion and Consent of Jeffrey Nichols, Esq.
 23.1     Consent of Seale and Beers, CPA's

                                 UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                     II-2
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Spokane, Washington on April 24, 2012 .


                                   ESSENSE WATER, INC.

                                   By: /s/ Kevin Nichols
                                       -----------------

                                       Kevin Nichols
                                       President, Secretary, Treasurer,
                                       and Director
                                       (Principal Executive Officer
                                        Principal Financial Officer and
                                        Principal Accounting Officer)
















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